                                                                  Exhibit 99.4

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

What Name and Number To Provide:
-----------------------------------------     ---------------------------------------
                       Give the                                      Give the
For this type of       SOCIAL SECURITY        For this type of       SOCIAL SECURITY
account:               number of:             account:               number of:
-----------------------------------------     ---------------------------------------

1. An individual's     The individual         6. A valid trust,      Legal entity(4)
   account                                       estate, or pension
                                                 trust

2. Two or more         The actual owner of    7. Corporate account   The corporation
   individuals (joint  the account or, if
   account)            combined funds, the
                       first individual on
                       the account(1)

3. Custodian account   The minor(2)           8. Association, club,  The organization
   of a minor                                    religious,
   (Uniform Gift to                              charitable,
   Minors Act)                                   educational or
                                                 other tax-exempt
                                                 organization

4. (a) The usual       The                    9. Partnership         The partnership
       revocable       grantor-trustee(1)
       savings trust
       account
       (grantor is
       also a
       trustee)

  (b) So-called trust  The actual owner(3)    10. A broker or        The broker or nominee
    account that is                           registered nominee
    not a legal or
    valid trust under
    state law

5. Sole                The owner(3)           11. Account with the   The public entity
proprietorship                                    Department of
                                                  Agriculture in
                                                  the name of a
                                                  public entity
                                                  (such as a state
                                                  or local
                                                  government,
                                                  school district
                                                  or prison) that
                                                  receives
                                                  agricultural
                                                  program payments
-----------------------------------------     ---------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Provide the name of the owner.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

   NOTE:

   (i) If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

   (ii) If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

   (iii) For a joint account, only the person whose taxpayer identification number is shown on the Substitute Form W-9 should sign the form.

           GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local office of the Internal Revenue Service.

Payees Exempt from Backup Withholding

Payees that are specifically exempted from backup withholding tax on ALL payments include the following:

  A corporation.

  A financial institution.

  An organization exempt from tax under section 501(a), or an individual retirement account or a custodial account under section 403(b)(7).

  The United States or any agency or instrumentality thereof.

  A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  An international organization or any agency or instrumentality thereof.

  A dealer in securities or commodities required to register in the United States or a possession of the United States.

  A real estate investment trust.

  A common trust fund operated by a bank under section 584(a).

  An entity registered at all times under the Investment Company Act of 1940.

  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  Payments of dividends to nonresident aliens subject to withholding under section 1441 of the Code.

  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  Payments of patronage dividends where the amount received is not paid in money.

  Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding including the following:

  Payments of interest on obligations issued by individuals. Note: A payee may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and such payee has not provided its correct taxpayer identification number to the payer.

  Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

  Payments described in section 6049(b)(5) of the Code to nonresident aliens.

  Payments on tax-free covenant bonds under section 1451 of the Code.

  Payments made by certain foreign organizations.

  Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING TAX. IF YOU ARE EXEMPT, FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER (IF YOU HAVE ONE), WRITE 'EXEMPT' ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050(A) of the Code. PRIVACY ACT NOTICE. Section 6109 of the Code requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure To Furnish Taxpayer Identification Number. -- If you fail to furnish your correct taxpayer identification number to a payer, you may be subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect To Withholding. -- If you make a false statement with no reasonable basis that results in no backup withholding tax, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

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FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
SERVICE.
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